On November 5, 2018, the Company reported entry into a joint venture with certain affiliates of Hannon Armstrong Sustainable Infrastructure Capital, Inc. to acquire, own, manage, operate, finance, and maintain a portfolio of residential rooftop or ground-mounted solar photovoltaic electric generating systems (the “Transaction”). On November 9, 2018, the Company filed on Form 8-K/A an amendment to the original Form 8-K (“Amendment No. 1”) to correct certain dates associated with the Transaction and to include the unaudited pro forma condensed consolidated financial information required by Item 9.01(b) of Form 8-K. This amendment (“Amendment No. 2”) corrects the following:

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The name of the entity assuming the current and future debt service obligations associated with both the Mezzanine Loan 1 and Mezzanine Loan 2 from HA SunStrong Parent to Sunstrong (as each capitalized term is defined herein), and

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The historical adjustments to long-term debt and accumulated deficit balances and the pro forma adjustments to accumulated deficit and noncontrolling interests in subsidiaries presented in the unaudited pro forma condensed balance sheet reported in Amendment No. 1.

In connection with the Transaction, the Company will deconsolidate certain entities that have historically held the assets and liabilities comprising its residential lease business (the "Residential Lease Portfolio").

The following unaudited pro forma condensed consolidated financial information of the Company is derived from the Company's historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and the unaudited financial statements and notes thereto appearing in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2018. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and the fiscal year ended December 31, 2017 are presented as if the Transaction, as discussed in Item 9.01 of the 8-K/A, had been completed as of January 1, 2018 and January 2, 2017, respectively. The unaudited pro forma condensed consolidated balance sheet is presented as if the disposition had been completed as of September 30, 2018. The unaudited pro forma financial statements reflect the Transaction as an adjustment to the consolidated as reported balance sheet and consolidated as reported statements of operations, as the Transaction qualifies as significant in accordance with Regulation S-X Section 210.11-01(b)(2).

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the disposition had actually been completed on the indicated dates. The unaudited pro forma condensed consolidated financial statements are based on management's estimate of the effects on the financial statements of the Transaction. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements do not include earnings on proceeds and related tax effects that result directly from the Transaction, which will be included in the Company's operating results in future periods.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2018
(In thousands)

	Consolidated, as reported	Historical adjustments	(a)	Pro forma adjustments		Consolidated, as adjusted
Assets
Current assets:
Cash and cash equivalents	$220,789	$(5,402)	(c)	$34,282	(b)	$249,669
Restricted cash and cash equivalents, current portion	55,902	(20,597)	(c)	—		35,305
Accounts receivable, net	219,036	(22,944)	(c)	9,398	(h)	205,490
Contract assets	65,215	—		—		65,215
Inventories	382,888	—		—		382,888
Advances to suppliers, current portion	69,712	—		—		69,712
Project assets - plants and land, current portion	81,215	—		—		81,215
Prepaid expenses and other current assets	130,398	(10,387)	(c)	13,150	(b)	133,161
Total current assets	1,225,155	(59,330)		56,830		1,222,655

Restricted cash and cash equivalents, net of current portion	75,694	(63,273)	(c)	—		12,421
Restricted long-term marketable securities	5,773	—		—		5,773
Property, plant and equipment, net	760,590	—		—		760,590
Solar power systems leased and to be leased, net	362,618	(276,044)	(c)	—		86,574
Advances to suppliers, net of current portion	117,096	—		—		117,096
Long-term financing receivables, net - held for sale	388,021	(381,366)	(c)	—		6,655
Other intangible assets, net	14,499	—		—		14,499
Other long-term assets	176,671	(19,173)	(c)	10,408	(e)	167,906
Total assets	$3,126,117	$(799,186)		$67,238		$2,394,169

Liabilities and Equity
Current liabilities:
Accounts payable	$358,173	$(12,412)	(c)	$—		$345,761
Accrued liabilities	201,823	(1,617)	(c)	14,847	(b)	215,053
Contract liabilities, current portion	93,274	—		—		93,274
Short-term debt	65,885	(8,827)	(c)	—		57,058
Convertible debt, current portion	—	—		—		—
Total current liabilities	719,155	(22,856)		14,847		711,146

Long-term debt	591,385	(550,494)	(c)	—	(b)	40,891
Convertible debt, net of current portion	817,881	—		—		817,881
Contract liabilities, net of current portion	142,798	—		—		142,798
Other long-term liabilities	803,885	(36,504)	(c)	4,415	(d)	771,796
Total liabilities	3,075,104	(609,854)		19,262		2,484,512

Redeemable noncontrolling interests in subsidiaries	15,230	(15,230)	(c)	—	—

Equity:
Preferred stock	—	—		—	—
Common stock	141	—		—	141
Additional paid-in capital	2,457,104	4,934	(c)	—	2,462,038
Accumulated deficit	(2,322,814)	(110,242)	(c)	47,976	(2,385,080)
Accumulated other comprehensive loss	(3,601)	(1,329)	(c)	—	(4,930)
Treasury stock, at cost	(186,788)	—		—	(186,788)
Total stockholders' equity	(55,958)	(106,637)		47,976	(114,619)
Noncontrolling interests in subsidiaries	91,741	(67,465)	(c)	—	24,276
Total equity	35,783	(174,102)		47,976	(90,343)
Total liabilities and equity	$3,126,117	$(799,186)		$67,238	$2,394,169

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017
(In thousands)

	Consolidated, as reported	Historical adjustments	(f)	Pro forma adjustments		Consolidated, as adjusted
Revenue:
Solar power systems, components, and other	$1,594,940	$—		$—		$1,594,940
Residential leasing	199,106	189,933		9,641	(h)	18,814
Total revenue	1,794,046	189,933		9,641		1,613,754
Cost of revenue:
Solar power systems, components, and other	1,436,349	—		—		1,436,349
Residential leasing	134,291	121,953		4,415	(d)	16,753
Total cost of revenue	1,570,640	121,953		4,415		1,453,102
Gross profit (loss)	223,406	67,980		5,226		160,652
Operating expenses:
Research and development	80,785	—		—		80,785
Sales, general and administrative	277,033	3,552		—		273,481
Restructuring charges	21,045	—		—		21,045
Impairment of residential lease assets	624,335	601,011		—		23,324
Loss on business divestitures	—	—		67,248	(a)	67,248
Total operating expenses	1,003,198	604,563		67,248		465,883
Operating loss	(779,792)	(536,583)		(62,022)		(305,231)
Other income (expense), net:
Interest income	2,100	—		—		2,100
Interest expense	(90,290)	(20,307)		—		(69,983)
Other, net	(87,640)	—		—		(87,640)
Other income (expense), net	(175,830)	(20,307)		—		(155,523)
Loss before income taxes and equity in earnings (losses) of unconsolidated investees	(955,622)	(556,890)		(62,022)		(460,754)
Benefit from (provision for) income taxes	3,943	—		—		3,943
Equity in earnings (losses) of unconsolidated investees	25,938	—		—		25,938
Net loss	(925,741)	(556,890)		(62,022)		(430,873)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	241,747	241,747		—		—
Net loss attributable to stockholders	$(683,994)	$(315,143)		$(62,022)		$(430,873)

Net loss per share attributable to stockholders:
- Basic	$(4.91)	$(2.26)		$(0.45)		$(3.09)
- Diluted	$(4.91)	$(2.26)		$(0.45)		$(3.09)
Weighted-average shares:
- Basic	139,370	139,370		139,370		139,370
- Diluted	139,370	139,370		139,370		139,370
See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
(In thousands)

	Consolidated, as reported	Historical adjustments	(f)	Pro forma adjustments		Consolidated, as adjusted
Revenue:
Solar power systems, components, and other	$1,041,043	$—		$—		$1,041,043
Residential leasing	228,205	206,829		9,398	(h)	30,774
Total revenue	1,269,248	206,829		9,398		1,071,817
Cost of revenue:
Solar power systems, components, and other	1,405,047	—		—		1,405,047
Residential leasing	154,413	120,747		4,415	(d)	38,081
Total cost of revenue	1,559,460	120,747		4,415		1,443,128
Gross profit (loss)	(290,212)	86,082		4,983		(371,311)
Operating expenses:
Research and development	65,799	—		—		65,799
Sales, general and administrative	205,996	3,653		—		202,343
Restructuring charges	18,604	—		—		18,604
Impairment of residential lease assets	170,898	160,525		—		10,373
(Gain) loss on business divestitures	(59,347)	—		67,248	(a)	7,901
Total operating expenses	401,950	164,178		67,248		305,020
Operating loss	(692,162)	(78,096)		(62,265)		(676,331)
Other income (expense), net:
Interest income	2,280	—		—		2,280
Interest expense	(77,796)	(20,908)		—		(56,888)
Other, net	48,775	—		—		48,775
Other income (expense), net	(26,741)	(20,908)		—		(5,833)
Loss before income taxes and equity in earnings (losses) of unconsolidated investees	(718,903)	(99,004)		(62,265)		(682,164)
Benefit from (provision for) income taxes	(9,389)	—		—		(9,389)
Equity in earnings (losses) of unconsolidated investees	(17,059)	—		—		(17,059)
Net loss	(745,351)	(99,004)		(62,265)		(708,612)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	92,434	87,578		—		4,856
Net loss attributable to stockholders	$(652,917)	$(11,426)		$(62,265)		$(703,756)

Net loss per share attributable to stockholders:
- Basic	$(4.64)	$(0.08)		$(0.44)		$(5.00)
- Diluted	$(4.64)	$(0.08)		$(0.44)		$(5.00)
Weighted-average shares:
- Basic	140,722	140,722		140,722		140,722
- Diluted	140,722	140,722		140,722		140,722
See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

See the introduction to unaudited pro forma financial information. The unaudited pro forma condensed consolidated balance sheet was prepared assuming the Transaction occurred as of September 30, 2018 and included "Pro Forma Adjustments" as follows:

(a) This adjustment reflects the elimination of historical assets and liabilities associated with the residential lease entities being deconsolidated as a result of the Transaction and includes the loss on sale. A summary of the loss on sale is calculated as follows ($ in thousands):

Net proceeds from sale	$153,775
Total assets related to sale	(799,186)
Total liabilities related to the sale	688,944
Debt extinguishment	(107,569)
Fair value of retained investment	10,408
Obligation to complete leases under construction	(13,620)
Net loss on sale	$(67,248)

The obligation to complete leases under construction represents the Company's estimated remaining cost to construct and install solar power systems and components including materials, mounting systems, inverters and construction subcontract and dealer costs. Failure to complete construction could result in the forfeiture of the advanced deposits received.

(b) This adjustment reflects the proceeds received net of estimates for certain expenses related to the Transaction as follows ($ in thousands):

Proceeds from sale of membership interest in SunStrong Capital Holdings, LLC	$10,000
Assumption of mezzanine loans by SunStrong Capital Holdings, LLC	132,128
Contingent consideration	13,150
Other costs and expenses related to the sale	(1,503)
Net proceeds from sale	$153,775

On November 5, 2018, the Company and HA SunStrong Capital LLC (“HA SunStrong Parent”), entered into a Purchase and Sale Agreement (the “PSA”), which will have the effect of deconsolidating a substantial majority of the Company’s Residential Lease Portfolio, as part of the Company’s previously announced decision to sell a portion of its interest in its portfolio of residential lease assets. Pursuant to the PSA, the Company sold to HA SunStrong Parent, in exchange for consideration of $10.0 million, membership units representing a 49.0% membership interest in SunStrong Capital Holdings, LLC (“SunStrong”), formerly a wholly-owned subsidiary of the Company.

On August 10, 2018, SunStrong Capital Acquisition, LLC, a wholly-owned subsidiary of SunStrong (“Mezzanine Loan 1 Borrower”), and SunStrong Capital Lender LLC, a subsidiary of Hannon Armstrong, entered into a mezzanine loan agreement under which Mezzanine Loan 1 Borrower borrowed a subordinated, mezzanine loan of $110.5 million (the “Mezzanine Loan 1”) and incurred issuance costs of $0.8 million related to the loan. On August 31, 2018, the Company repaid a principal amount of $2.1 million that resulted in an adjusted Mezzanine Loan 1 balance, net of issuance costs, of $107.5 million. On November 5, 2018, SunStrong Capital Acquisition OF, LLC, a wholly-owned subsidiary of SunStrong (“Mezzanine Loan 2 Borrower”), and SunStrong Capital Lender 2 LLC, a subsidiary of Hannon Armstrong, entered into a loan agreement under which, Mezzanine Loan 2 Borrower may borrow a subordinated, mezzanine loan of up to $32.0 million (the “Mezzanine Loan 2”). The borrowing facilities provided by the Mezzanine Loan 2 have been determined in consideration of the residential lease assets under construction as of November 5, 2018 and the expectation of placing such assets in service. On November 20, 2018, Mezzanine Loan 2 Borrower is expected to borrow approximately $24.6 million. Mezzanine Loan 2 Borrower is expected to draw approximately $5.8 million against the Mezzanine Loan 2 of which $3.4 million were associated with residential lease assets for which construction was completed at the close of the Transaction. In connection with the execution of the PSA, SunStrong assumed all current and future debt service obligations associated with both the Mezzanine Loan 1 and Mezzanine Loan 2.

On November 5, 2018, the cash that will be generated from the sale of future solar renewable energy credits along with equity interests held by SunStrong in the underlying project companies were pledged to secure a warehousing loan from Credit

Agricole Corporate and Investment Bank (“Credit Agricole”). Borrowed Sunshine, LLC, (“CA Loan Borrower”) formerly a wholly-owned subsidiary of the Company, entered into a loan agreement with Credit Agricole on January 5, 2018 under which the CA Loan Borrower may borrow a subordinated loan of up to $170.0 million. As of November 5, 2018, the CA Loan Borrower had borrowed approximately $97.0 million and this debt will be assumed by SunStrong under the terms of the PSA. The CA Loan Borrower expects to draw an additional amount of approximately $19.1 million and this amount will be distributed to the Company as a special distribution in conjunction with completing certain residential solar systems subject to leases that were under construction at the close of the Transaction. Of the $19.1 million, $9.7 million were associated with residential lease assets for which construction was completed at the close of the Transaction. The special distribution to the Company is expected to be made before the end of the second quarter of fiscal 2019.

The expected additional draw on Mezzanine Loan 2 and the distribution from the warehousing loan from Credit Agricole associated with residential lease assets for which construction was completed at the close of the Transaction are collectively referred as the "Contingent Consideration".

Other costs and expenses associated with the Transaction include professional services including legal, advisory and banking support.

(c) These adjustments reflect net assets that would have been acquired by the purchaser at September 30, 2018.

(d) This adjustment represents an estimated liability associated with certain warranty obligations for defects in materials and workmanship related to installed systems for the residential lease assets business which the Company retained. The estimated liability is approximately $4.4 million.

(e) Following the closing of the PSA, the Company retained a 51% membership interest in SunStrong. The Company estimates the fair value of the retained interest using an income approach based the discounted cash flows expected to be distributed to the Company in proportion to its membership interests, following other priority payments and distributions pursuant to the terms of the Amended and Restated Limited Liability Company Operating Agreement of SunStrong.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 have been presented as if the Transaction was completed as of January 1, 2018 and January 2, 2017, respectively. These statements include "Pro Forma Adjustments" as follows:

(f) These pro forma adjustments as reflected in the pro forma condensed consolidated statement of operations are derived as follows ($ in thousands):

	Historical Adjustments
	12 months ended December 31, 2017	9 months ended September 30, 2018	Basis
Total revenue	$189,933	$206,829	Residential leasing revenue specific to the Residential Lease Portfolio
Total cost of revenue	121,953	120,747	Cost of solar systems sold and depreciation expense
Total operating expenses	604,563	164,178
Sales, general and administrative and impairment of residential lease assets directly attributable to the Residential Lease Portfolio. Excludes corporate and general overhead not transferred in the sale

Interest expense	(20,307)	(20,908)	Interest expense associated with nonrecourse debt financing
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	241,747	87,578	Represents the portion of net loss in consolidated subsidiaries impacted by the Transaction that are not attributable to the Company
Net loss attributable to stockholders	(315,143)	(11,426)

(g) The pro forma condensed consolidated statements of operations have been adjusted to give effect to the loss on disposition of the residential lease assets business.

(h) The adjustments to pro forma revenue reflect amounts associated with these arrangements:

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SunPower Capital Services, LLC, a wholly-owned subsidiary of the Company (“SunPower Services”) acts as the lease servicer to the various project companies under lease servicing agreements. SunPower Services earned lease servicing fees of $3.5 million and $3.4 million for the 12 months ended December 31, 2017 and 9 months ended September 30, 2018, respectively.

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SunPower Corporation, Systems provides the project companies with operations and maintenance services under a separate management services agreement. SunPower Corporation, Systems earned operations and maintenance services fees of $5.7 million for both the 12 months ended December 31, 2017 and 9 months ended September 30, 2018.

The lease servicing and operations and maintenance services fees were previously eliminated in connection with consolidation given the residential lease entities were consolidated subsidiaries of the Company. Pursuant to the PSA, the Company sold a portion of its interest of the entities holding the residential lease assets and will continue to earn lease servicing and operations and maintenance services fees.

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On November 5, 2018 (the "Commencement Date"), SunPower Services and SunStrong entered into a management agreement whereby SunPower Services will provide all day-to-day management including, collection and other management services, monitoring, operational performance and maintenance of the solar assets by the maintenance services provider, administering communications with and providing reporting to tax equity investors with respect to their investments in the solar assets, and compliance with the respective obligations of SunStrong’s subsidiaries with the related project documents. SunPower Services shall receive a service fee in the amount of $50,000 for the period from the Commencement Date to the six-month anniversary of the Commencement Date, and thereafter $375,000 annually. Fees for the management agreement are reflected as adjustments to pro forma revenue.